UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MISONIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 3, 2019 Dear Shareholder:

We recently delivered to you a proxy statement of Misonix, Inc. (MSON) wherein your support is requested to approve, among other matters, the Agreement and Plan of Merger, and the issuance of shares of common stock of New Misonix, Inc. as detailed in the proxy statement. We urge your support for all the proposals to be voted upon at the special meeting of shareholders to be held on September 26, 2019. As of the date of this letter your shares of MSON remain unvoted.

The MSON board of directors recommends that shareholders vote “FOR” each of the proposals being submitted to a vote at the MSON special meeting of shareholders.

Please Vote Your MSON Shares Today!

Regardless of the number of shares you own your vote is very important. We encourage all shareholders to have their voices heard. The approval of the Agreement and Plan of Merger and the New Misonix Charter Amendments Proposals (as set forth in the proxy statement) require the affirmative vote of the holders of two-thirds of the outstanding shares of MSON common stock, and the issuance of shares of common stock of New Misonix, Inc. and the proposal to adjourn the meeting require, if necessary or appropriate, the affirmative vote of the holders of a majority of the outstanding shares of MSON common stock. Failure to vote or a vote to abstain will have the same effect as a vote against all proposals.

There are three ways to vote your shares of MSON without attending the special meeting of shareholders in person – each only taking a few moments:

•	By Telephone – Shareholders in the United States can submit their vote by calling the toll-free number indicated on the enclosed vote instruction form; please have your control number located on the enclosed vote instruction form available when calling;

•	By Internet – Shareholders can submit their vote via internet at www.proxyvote.com; please have the control number located on the enclosed vote instruction form available; or

•	By Mail – Shareholders can vote by mail by signing, dating and returning the enclosed vote instruction form in the postage-paid envelope provided.

To be valid, your vote by telephone or internet must be received by 11:59 p.m. (Eastern Time) on September 25, 2019, the day preceding the special meeting of shareholders.

If you need assistance in voting your shares or have questions regarding the special meeting of shareholders, please contact MSON’s proxy solicitor, MacKenzie Partners, Inc., at (800) 322- 2885 (toll-free) or (212) 929-5500 (collect), or email at proxy@mackenziepartners.com.

We thank you for your continued support of MSON.

Sincerely,

Misonix, Inc.

If you have questions or need assistance in voting your shares, please contact:

1407 Broadway, 27th Floor

New York, New York 10018

(212) 929-5500 or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com